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                                                                   Exhibit 23(a)


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Community Bancshares, Inc. of our report dated February 8, 2002, included in the 2001 Annual Report to Shareholders of First Community Bancshares, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-63865, Form S-8, No. 333-31338 and Form S-8, No. 333-75222)
pertaining to the Employee Stock Ownership and Savings Plan, the 1999 Stock Option Plan and the 2001 Directors Stock Option Plan, respectively, of First Community Bancshares, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements of First Community Bancshares, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001.


                                                        /s/ Ernst & Young LLP

Charleston, West Virginia
March 20, 2002